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Personal and Confidential
-------------------------


April 21, 1999

Mr. Charles D. Winston
c/o GSI Lumonics Inc.
130 Lombard Street
Oxnard, CA, 93030, U.S.A.

Dear Mr. Winston:

GSI Lumonics recognizes that uncertainties relating to job security could result in the resignation or possible distraction of key management personnel to the detriment of the Company and its shareholders. Accordingly, the Company wishes to clarify certain arrangements that will apply in the event your employment by the Company is terminated, especially in circumstances relating to a Change of Control. In particular, the Company believes it important, should a proposal be received that could result in a change in the ownership of the Company, that your employment with the Company or its affiliates be continued during the pendency of such proposal and that you be able to assess and advise the Company and its shareholders and to take such other action regarding such proposal as the Board might determine to be appropriate, without being influenced by the uncertainties of your own situation.

Therefore, this letter agreement ("Agreement") sets forth the severance and termination benefits which the Company agrees will be provided to you in the event your employment with the Company is terminated without Cause either prior to or following a Change of Control. Please note that this Agreement revokes and supersedes all other prior agreements between you and the Company dealing with the benefits to be given to you in the event your employment with the Company is terminated without Cause either prior to, or following, a Change of Control.

1.     Definitions
       -----------

1.1   For the purposes of this Agreement only, the term:

      (a) "Base Salary" means your annual salary in effect prior to the date of delivery of a Notice of Termination (without regard to any
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            reduction in that salary in the sixty days prior to the date of delivery of such Notice).

      (b) "Beneficial Owner of Shares" means a Person who has any beneficial interest in or control or direction over the Shares or has a right to control or direct voting or disposition of Shares held in a trust or has the right to acquire any beneficial interest in Shares, whether issued or unissued conditionally or unconditionally, within sixty days whether by exercise of an option, warrant, right, subscription privilege, agreement, revocation or a trust or otherwise.

       (c)  "Board" means the Board of Directors of the Company.

       (d) "Cause" means (i) the wilful and continued failure by you to perform substantially your duties with the Company (other than any such failure resulting from your incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to you by the Company which specifically identifies the manner in which the Company believes that you have not substantially performed your duties, or (ii) the wilful engaging by you in illegal conduct which is materially and demonstrably injurious to the Company. For the purposes of this definition, no act, or failure to act, on your part, shall be considered "wilful" unless done or omitted to be done by you and without reasonable belief that such action or omission was in, or not opposed to, the best interests of the Company.

       (e)  "Change of Control" means any one of the following events:

            (i) any Person or group of Persons, other than Sumitomo Heavy Industries Ltd. or its affiliates, acting jointly and in concert, becomes the Beneficial Owner, directly or indirectly, of thirty percent or more of the Shares but not including any Person whose ownership of such a percentage of Shares results solely from a share repurchase by the Company, or a subsidiary thereof (unless such Person or Persons substantially purchase any additional Shares).

            (ii) a Person or group of Persons acting jointly and in concert, who is the registered owner or Beneficial Owner of five percent or greater of the Shares (a) indicates in an information circular sent to shareholders of the Company or otherwise indicates in writing, that such Person or Persons
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                  intends to nominate, or (b) at a meeting of the Company's
                  shareholders nominates, individuals for election to the Board who have not been approved by the Board and who, if elected, would constitute a majority of the members on the Board who are not full-time employees of the Company or its subsidiaries and a majority of such nominees are so elected.

            (iii) the Company ceases to control in fact, directly or
                  indirectly, all or substantially all of the assets employed in carrying on the business of the Company.

       (f) "Company" means GSI Lumonics Inc. and includes any corporation or other entity which is the surviving or continuing entity in respect of any amalgamation, merger, consolidation, dissolution or form of business combination.

       (g) "Compensation Type Benefit" means the benefits referred to in paragraph 1(q)(c) of this agreement.

       (h) "Date of Termination" means the date specified in Section 6 of this Agreement.

       (i) "Disability" means your inability to perform your duties for a period of six consecutive months or for a total of eight months in any period of twelve consecutive months.

       (j) "Notice of Termination" means a notice given in accordance with this Agreement.

       (k) "Payment Period" means a period of 24 consecutive months commencing on the first day of the month following the Date of Termination. Provided if Termination takes place within 24 months of the first occurrence of a Change of Control, "Payment Period" shall mean a period of 36 consecutive months commencing on the first day of the month following the Date of Termination.

       (l) "Person" or "Persons" means and include any individual, corporation, partnership, unincorporated organization or syndicate or association, trust, trustee, executor, administrator or other legal representative other than the Company, a subsidiary of the Company or any employee benefit plans, sponsored by the Company or a subsidiary of the Company.
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       (m)  "Retirement" means Termination on or after your normal retirement date, including early retirement with your written consent.

       (n) "Shares" means the issued and outstanding Common Shares in the Capital Stock of the Company.

       (o) "Successor" means any Person that concurrently with or subsequent to a Change of Control succeeds to, or has the practicability to control (either immediately or with the passage of time), the Company's business directly, by merger or consolidation, or indirectly, by purchase, of Shares, or substantially all of its assets.

       (p) "Termination" means Termination by the Company without cause of your employment with the Company including Constructive Termination and excluding Termination because of your death, Disability or Retirement.

       (q)  "Total Compensation" means the total of the following:

            (a) your Annual Base Salary for the year in which Termination occurs; plus

            (b) an amount equal to the average of your target bonus for the year in which Termination occurs and the actual bonuses paid or payable to you for each of the previous two years; plus

            (c) an amount equal to the annual additional cost to the Company of any other compensation type benefits which you are entitled to receive for the year in which Termination occurs including but not limited to automobile allowance (including insurance and repair allowance), health benefits and retirement savings plan allowance.

2.    Agreement to Provide Services: Right to Terminate
      -------------------------------------------------

2.1 Except as otherwise provided in paragraph 2.2 below, the Company or you may terminate your employment at any time.

2.2 In the event a take-over bid (as defined in Securities Act (Ontario) (the "Act") is made by a Person or Persons acting jointly and in concert (utilized herein as defined in the Act) in respect of any securities of the Company prior to the first occurrence of a Change of Control, you agree
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      that you will not leave the employ of the Company (other than as a result of Disability or upon Retirement) until the earliest of (a) one hundred and twenty days after the commencement of such take-over bid, or (b) such take-over bid has been abandoned or ended, or (c) the first occurrence of a Change of Control.

3.    Term of the Agreement
      ---------------------

3.1 This Agreement shall commence on the date hereof and shall continue to be in effect for a minimum period of three years to be calculated from May 1, 1999 and shall, automatically be extended for additional periods of one year unless at least ninety days prior to the expiration of the then current period, the Company or you shall have given written notice that this Agreement shall not be extended.

3.2 It is further provided that notwithstanding paragraph 3.1 this Agreement shall continue to be in effect for a minimum period of twenty-four months from the first occurrence of a Change of Control.

4.    Termination Benefits
      --------------------

4.1 You shall be entitled to the benefits provided in Schedule "A" hereof in the event of Termination.

5.    Notice of Termination
      ---------------------

5.1 Any purported Termination, at any time, by the Company or by you shall be communicated by written Notice of Termination to the other party hereto and shall indicate with reasonable particularity reasons for such Termination.

6.    Date of Termination
      -------------------

6.1   "Date of Termination" shall mean:

      (a) if your employment is terminated by the Company for Cause, the date specified in the Notice of Termination;

      (b) if you terminate your employment, the date specified in the Notice of Termination which shall not be earlier than sixty days after the date on which the Notice of Termination is given; or

      (c) if your employment is terminated by the Company for any reason other than Cause, the date specified in the Notice of Termination,
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            which shall not be earlier than sixty days after the date on which the Notice of Termination is given.

7.    Payment
      -------

7.1 The amount of any payment that you are entitled to pursuant to this Agreement shall not be reduced, offset or subject to recovery by the Company by reason of any compensation earned by you as the result of employment by another employer after the Date of Termination.

7.2 Any amounts payable to you pursuant to this Agreement shall be paid to you as follows:

      (a) 50% of the amount payable shall be paid to you thirty days after the Date of Termination;

      (b) the balance of the amount payable to you shall be paid in equal consecutive monthly instalments which shall be payable, without interest, on the first day of each month during the Payment Period.

8.    Additional Rights
      -----------------

8.1 You agree that the benefits to which you are entitled under the provisions of this Agreement are in lieu of and replace any statutory entitlements to notice of termination or termination pay in lieu of notice and severance pay and are in lieu of and replace any common law entitlements to notice of termination or pay in lieu thereof and you waive all your rights under any applicable statute or at common law to reasonable notice.

8.2 You agree that in the event you decide to exercise any recourse provided to you by any applicable statute, by so doing you waive your right to any of the benefits which you may be entitled to under this Agreement. You also agree to reimburse the Company forthwith for the entire cost to the Company of any such benefit paid to you prior to the exercise by you of such recourse.

9.    Successors: Binding Agreement
      -----------------------------

9.1 This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors or heirs. If you should die while any amount would still be payable to you hereunder if you had continued to live, all such amounts shall be
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      paid in accordance with the terms of this Agreement to a beneficiary designated by you in writing or barring such designation to your estate.

10.   Fees and Expenses
      -----------------

10.1 The Company shall pay, to a maximum of $5,000 in your local currency, the reasonable legal and accounting fees and related expenses actually incurred by you in connection with (a) your seeking general taxation and financial advice with respect to the receipt of payments hereunder or (b) your seeking to obtain or enforce any right or benefit provided by this Agreement provided however, you shall be required to repay any such amounts to the Company to the extent that a court issues a final and non-appealable order setting forth the determination that the position taken by you was frivolous or advanced by you in bad faith.

10.2  Following Termination, the Company shall pay, to a maximum of $15,000 in
      ----------------------
      your local currency, the reasonable fees and related expenses actually incurred by you in connection with individual career, executive consulting and employment search services, provided the Company has approved, in advance, the consulting organization(s) retained by you to provide this service.

11.   General
      -------

11.1  Confidentiality/Non-Competition Notwithstanding any provision of this
      -------------------------------
      Agreement, any provision governing an obligation of confidentiality on your part to the Company or an obligation not to compete with the Company that is contained in any other agreement that you may have with the Company shall continue to be of full force and effect.

11.2  Taxes and Other Amounts All payments to be made to you under this
      ----------------------
      Agreement shall be subject to required withholding of income tax and other amounts under federal, provincial and local legislation.

11.3  Survival The respective obligations of and benefits afforded to the
      --------
      Company and you as provided in this Agreement that have accrued shall survive the subsequent termination of this Agreement.

11.4  Notice For the purpose of this Agreement, notices and all other
      ------
      communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered postage prepaid and addressed, in the case of the Company, to the address set forth on the first page of this Agreement or, in the case of the undersigned employed, to the address set forth below his/her signature provided that all notices of the Company shall be directed to the

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      attention of the Chairman of the Board, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

11.5  Miscellaneous No provision of this Agreement may be modified, waived or
      -------------
      discharged unless such modification, waiver or discharge is agreed to in writing signed by you, by the Chairman of the Board and by the Chairman of the Compensation Committee of the Board. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Province of Ontario.

11.6  Severance The invalidity or unenforceability of any provision of this
      ---------
      Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

11.7  Counterparts This Agreement may be executed in counterparts, each of which
      ------------
      shall be deemed to be an original but all of which together will constitute one and the same instrument.

If this letter correctly sets forth our agreement on the subject matter hereof, kindly sign and return to the Company the enclosed copy of this letter which will then constitute our agreement on this subject.

Sincerely,

GSI LUMONICS INC.


by:     "Benjamin J. Virgilio"
      -------------------------------------------------

      Member of the Board of Directors and
      Chairman of the Compensation Committee


by:    "Robert J. Atkinson"
      -------------------------------------------------

       Chairman

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                   Agreed to this      day of             , 19
                                 ------      -------------    -----



                              "Charles D. Winston"
                     ---------------------------------------
                                    Signature

                               Charles D. Winston
                     ---------------------------------------
                                   Print Name



                     ---------------------------------------
                     Address
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                                  SCHEDULE "A"
                                  ------------

                             (Termination Benefits)

You are entitled to:

1.  an amount equal to two times your Total Compensation. Provided that:

      (a) if Termination takes place within 24 months of the first occurrence of a Change of Control, then you shall be entitled to an amount equal to three times your Total Compensation; and

      (b) the Company may, at its option, elect to continue to provide you, during the Payment Period with any of the Compensation Type Benefits. If the Company makes such election, the amount payable to you pursuant to this Agreement shall be reduced by the increased cost to the Company during the Payment Period of providing you with each Compensation Type Benefit that is to be continued.

2. The immediate vesting, on the Date of Termination, of all options previously granted to you by the Company that have not then vested, provided that all such options shall expire 6 months after the Date of Termination.